Exhibit 10.2

Apache Corporation

Executive Termination Policy

This Policy, which provides for the payment of certain benefits upon termination of employment, applies to:

(i)	All executive officers in the event of a termination of employment without cause, and

(ii)	The chief executive officer in the event of a termination upon a Change of Control (as defined in the Company’s 2011 Omnibus Plan).

Pursuant to the Policy, in the event of a termination of employment without cause, executive officers are eligible to receive the following benefits:

•	base salary benefit:

•	two times base salary for the chief executive officer;

•	1.75 times base salary for executive vice presidents;

•	1.5 times base salary for senior vice presidents and regional vice presidents;

•	one times base salary for vice presidents;

•	prorated target bonus;

•	twelve months COBRA subsidy at active rates;

•	three years’ service credit toward retiree medical;

•	prorated vesting for restricted stock units and stock options and extension of exercise period to full life of original stock option award; and

•	prorated vesting based on time in performance period for performance shares provided the executive has participated in the performance program for at least one year of the performance period (calculated at the end of the performance period and, if a payout is warranted, paid in cash according to the performance program’s vesting schedule).

In the event of a termination of employment upon a Change of Control, the chief executive officer of the Company will receive a year of annual base salary plus bonus, in addition to the benefits for which he is already eligible after a termination upon a Change of Control under the Company’s Income Continuance Plan.

A condition precedent to an executive officer receiving the benefits under this Executive Termination Policy will be for such executive to provide a full and final release to the Company of all claims in a form of release approved by the Company’s general counsel or chief executive officer.

After a termination of employment upon a Change of Control, all executive officers (other than the chief executive officer) will receive no additional benefits pursuant to this Policy. Benefits for such officers after termination of employment upon a Change of Control will continue to be administered under the Company’s Income Continuance Plan and existing equity grant agreements with the Company.